As filed with the Securities and Exchange Commission on September 18, 1998.

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           ENERGY RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)


        New York                                          06-0853042
-----------------------                       ---------------------------------
(State of Incorporation)                       (IRS Employer Identification No.)



                3 Great Pasture Road, Danbury, Connecticut 06813
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                           ENERGY RESEARCH CORPORATION
                             1988 STOCK OPTION PLAN
                           1998 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full title of the Plans)

                           Jerry D. Leitman, President
                           Energy Research Corporation
                              3 Great Pasture Road
                           Danbury, Connecticut 06813
                           --------------------------
                     (Name and address of agent for service)

                                 (203) 825-6000
                                 --------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of securities to    Amount to be    Proposed maximum            Proposed maximum aggregate    Amount of
be registered             registered      offering price per share    offering price                registration fee

Common Stock,             601,000         $10.125                     $6,085,125                    $1,796.00
 $.0001 par value         shares(1)



(1) Represents 101,000 additional shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1988 Stock Option Plan, as amended, and 500,000 shares of Common Stock issuable pursuant to awards granted or to be granted under the Registrants' 1998 Equity Incentive Plan. Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the American Stock Exchange on September 15, 1998.
================================================================================

         Pursuant  to  Rule  429  under  the  Securities   Act  of  1933,   this
         Registration Statement also incorporates by reference and serves as Post- Effective Amendment No. 2 to Registration Statement No. 33-77008 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 33-20708 on Form S-8, filed with respect to 400,000 shares and 200,000 shares, respectively, of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1988 Stock Option Plan, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1997;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above;

         (c) The material included in "Description of Capital Stock - Common Shares" contained on page 38 of the Prospectus dated June 25, 1992, included in Registrant's Registration Statement on Form S-1 (Registration No. 33-47233) filed under the Securities Act of 1933, which was incorporated by reference in
Item 1 of Registrant's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") dated June 12, 1992.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.
         -------------------------
         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The legality of the Common Stock issuable upon the exercise of stock options granted or to be granted under the Registrant's 1988 Stock Option Plan, as amended, or pursuant to awards granted or to be granted under the Registrant's 1998 Equity Incentive Plan has been passed upon for the Registrant by Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         As permitted by Section 722 of the Business Corporation Law of the State of New York, the Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes the Registrant to indemnify its officers and directors under certain circumstances against liabilities and expenses incurred in legal proceedings involving such persons because of their being or having been an officer or director. The By-Laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

Number   Description

4.1      Certificate of Incorporation  of the Registrant,  as amended - Filed as
         Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No.33-47233) dated April 14, 1992.*

4.2 Restated By-Laws of the Registrant - Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1992, dated January 20, 1993.*

4.3 Specimen Certificate of Common Stock - Filed as Exhibit 7 to the Registrant's Registration Statement on Form 8-A dated June 12, 1992.*

5        Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1     Consent of KPMG Peat Marwick LLP.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

24 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Energy Research Corporation 1988 Stock Option Plan, as amended - Filed as Exhibit 10.21 to the Registrant's Amendment No. 1 to its Registration Statement on Form S-1(File No. 33-47233) dated
         June 1, 1992.*

99.2     Amendment to the Registrant's 1988 Stock Option Plan - Filed as Exhibit
         10.42 to the Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 1996.*

99.3 Amendment to the Registrant's 1988 Stock Option Plan, as amended- Filed as Exhibit 10.53 to the Registrant's Quarterly Report on Form 10-Q for the period ended July 31, 1998.*

99.4 Registrant's 1998 Equity Incentive Plan - Filed as Exhibit 10.54 to the Registrant's Quarterly Report on Form 10-Q for the period ended
         July 31, 1998.*

------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9.  Undertakings.
         ------------

        (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on September 17, 1998.

                                                   ENERGY RESEARCH CORPORATION


                                                    By: /s/ Jerry D. Leitman
                                                        --------------------
                                                        Jerry D. Leitman
                                                        President

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Jerry D. Leitman and Louis P. Barth and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                  Title                       Date
---------                  -----                       ----

/s/ Jerry D. Leitman       President, Chief            September 17, 1998
--------------------       Executive Officer and
Jerry D. Leitman           Director (Principal
                           Executive Officer)


/s/ Louis P. Barth         Senior Vice President,      September 17, 1998
------------------         Chief Financial Officer,
Louis P. Barth             Corporate Secretary
                           (Principal Financial and
                           Accounting Officer)

/s/ Bernard S. Baker       Director                    September 17, 1998
--------------------
Bernard S. Baker

 /s/ Warren D. Bagatelle    Director                   September 17, 1998
------------------------
Warren D. Bagatelle


/s/ Hansraj C. Maru         Director                   September 17, 1998
-------------------
Hansraj C. Maru


/s/ William A. Lawson       Director                   September 17, 1998
---------------------
William A. Lawson


/s/ Richard M. H. Thompson  Director                   September 17, 1998
--------------------------
Richard M.H. Thompson


/s/ Michael Bode            Director                   September 17, 1998
----------------
Michael Bode


/s/ James D. Gereson        Director                   September 17, 1998
--------------------
James D. Gerson


/s/ Christopher Bentley     Director                   September 17, 1998
-----------------------
Christopher Bentley


/s/ Thomas L. Kempner       Director                   September 17, 1998
---------------------
Thomas L. Kempner

Exhibit Index




Number                          Description                            Reference
------                          -----------                            ---------

4.1       Certificate of Incorporation of the Registrant, as amended - Filed as
          Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-47233) dated April 14, 1992.*

4.2 Restated By-Laws of the Registrant - Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1992, dated January 20, 1993.*

4.3 Specimen Certificate of Common Stock - Filed as Exhibit 7 to the Registrant's Registration Statement on Form 8-A dated June 12, 1992.*

5         Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1      Consent of KPMG Peat Marwick LLP.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

24 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Energy research corporation 1988 Stock Option Plan, as amended - filed as Exhibit 10.21 to the Registrant's Amendment No. 1 to its Registration Statement of Form S-1 (File No. 33-47233) dated
          June 1. 1992.*

99.2      Amendment to the Registrant's 1988 Stock Option Plan - Filed as
          Exhibit 10.42 to the Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 1996.*

99.3      Amendment to the Registrant's 1988 Stock Option Plan - Filed as
          Exhibit 10.53 to the Registrant's Quarterly Report on Form 10-Q for the period ended July 31, 1998.*

99.4 Registrant's 1998 Equity Incentive Plan - Filed as Exhibit 10.54 to the Registrant's Quarterly Report on Form 10-Q for the period ended July 31, 1998.*


------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.